Exhibit 5.1

May 12, 2026

Bel Fuse Inc.

300 Executive Drive, Suite 300

West Orange, New Jersey 07052

Re:	Bel Fuse Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Bel Fuse Inc., a New Jersey corporation (the “Company”), in connection with its filing of a shelf registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to which this opinion is attached, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.

The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of (i) the Company’s senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to a senior debt indenture (the “Senior Debt Indenture”) between the Company and the trustee to be named therein (the “Senior Debt Trustee”) and a subordinated debt indenture (the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture, collectively, the “Indentures” and each, an “Indenture”) between the Company and the trustee to be named therein (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, collectively, the “Trustees” and each, a “Trustee”), (ii) shares of preferred stock, no par value per share, in one or more series or classes (the “Preferred Stock”), (iii) shares of Class A common stock, par value $0.10 per share (“Class A Common Stock”), (iv) shares of Class B common stock, par value $0.10 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), (v) warrants to purchase Class A Common Stock, Class B Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (vi) depositary shares (evidenced by depositary receipts) representing fractional interests in shares of Preferred Stock (the “Depositary Shares”), or (vii) units composed of the foregoing (the “Units”). The Debt Securities, Preferred Stock, Class A Common Stock, Class B Common Stock, Warrants, Depositary Shares and Units are collectively referred to herein as the “Securities.” Any Debt Securities may be exchangeable and/or convertible into shares of Class A Common Stock, Class B Common Stock or Preferred Stock or Depositary Shares. The Preferred Stock may also be exchangeable for and/or convertible into shares of Class A Common Stock, Class B Common Stock or another series of Preferred Stock. The Units may be exchangeable and/or settled into the Securities comprising the Units.

Bel Fuse Inc.	May 12, 2026

In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and officers of the Company and such other matters as we have deemed necessary or appropriate for purposes of this opinion.

We have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacities of all natural persons.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	When a new class or series of Preferred Stock has been duly established in accordance with the terms of the restated certificate of incorporation of the Company, as amended (“Charter”), the amended and restated by-laws of the Company (“Bylaws”) and applicable law (in the event that the Preferred Stock is a new class or series of Preferred Stock), and (a) upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and (b) assuming that appropriate certificates of amendment to the Charter relating to such class or series of Preferred Stock have been duly approved by the Company’s Board of Directors and been filed with and accepted for record by the State of New Jersey, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and (d) assuming that upon the issuance of such Preferred Stock, the total number of issued and outstanding shares of the applicable class or series of Preferred Stock will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under its Charter, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another class or series of Preferred Stock, (ii) the exercise of any duly issued Warrants exercisable for Preferred Stock, (iii) the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock or (iv) the exchange or settlement of Units that are exchangeable or able to be settled for Preferred Stock), will be validly issued, fully paid and non-assessable.

2.	(a) Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance and sale of Class A Common Stock, and (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and (c) assuming that upon the issuance of such Class A Common Stock, the total number of issued and outstanding shares of Class A Common Stock plus the number of shares of Class A Common Stock reserved for issuance will not exceed the total number of shares of Common Stock or the number of shares of Class A Common Stock that the Company is then authorized to issue under its Charter, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Class A Common Stock being issued by the Company (including any Class A Common Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Class A Common Stock, (ii) the exercise of any duly issued Warrants exercisable for Class A Common Stock, (iii) the exchange or conversion of Debt Securities that are exchangeable or convertible into Class A Common Stock, or (iv) the exchange or settlement of Units that are exchangeable or able to be settled for Class A Common Stock), will be validly issued, fully paid and non-assessable.

Bel Fuse Inc.	May 12, 2026

3.	(a) Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance and sale of Class B Common Stock, and (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and (c) assuming that upon the issuance of such Class B Common Stock, the total number of issued and outstanding shares of Class B Common Stock plus the number of shares of Class B Common Stock reserved for issuance will not exceed the total number of shares of Common Stock or the number of shares of Class B Common Stock that the Company is then authorized to issue under its Charter, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Class B Common Stock being issued by the Company (including any Class B Common Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Class B Common Stock, (ii) the exercise of any duly issued Warrants exercisable for Class B Common Stock, (iii) the exchange or conversion of Debt Securities that are exchangeable or convertible into Class B Common Stock, or (iv) the exchange or settlement of Units that are exchangeable or able to be settled for Class B Common Stock), will be validly issued, fully paid and non-assessable.

The opinions contained in this letter are expressed solely with respect to the laws of the State of New Jersey. We express no opinion as to matters involving the laws of any jurisdiction other than the State of New Jersey. The opinions contained in this letter are limited to the present corporate laws of the State of New Jersey and to the present judicial interpretations thereof and to the facts as they presently exist. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof. We are members of the New Jersey Bar and do not hold ourselves out as experts on the laws of any other jurisdiction. We have represented the Company in connection with certain transactions on matters relating to New Jersey corporate law, but do not generally represent the Company nor act as the Company’s regular outside counsel.

We hereby consent to the filing of copies of this letter as an exhibit to the Registration Statement and to references to us in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. This letter speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this letter.

Very truly yours,

/s/ Lowenstein Sandler LLP

Lowenstein Sandler LLP